SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 29, 2003 (October 29, 2003)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive

Midland, Texas 79705

(Address of Principal Executive Offices)

432/620-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

Key Energy Services, Inc. today announced its operating results for the quarter ending September 30, 2003, which represented both a sequential improvement over the June 2003 quarter and a significant improvement over the prior year period:

	Quarter Ended
(Dollars in Thousands)	9/30/2003	6/30/2003	9/30/2002

Revenue	$243,382	$237,987	$200,416
Net income	$(1,057)	$6,153	$(5,510)
Net cash provided by operating activities	$24,707	$40,139	$7,877
Adjusted EBITDA (1)	$50,807	$47,572	$33,418
Adjusted EBITDA margin (1)	20.9%	20.0%	16.7%
Income (loss) before income taxes	$11,543	$10,002	$(3,753)
Cash	$89,427	$72,664	$3,828
Net funded debt / total capitalization (1)	39.4%	40.4%	42.0%

(1) A reconciliation of  Adjusted EBITDA, Adjusted EBITDA Margin and Net Funded Debt to Total Capitalization to their most directly comparable GAAP measures is presented at the end of this Current Report on Form 8-K.

Net income before discontinued operations for the September 2003 quarter was approximately $6.3 million, compared to approximately $6.2 million for the June 2003 quarter and a loss before discontinued operations and the cumulative effect of adoption of SFAS 143 of approximately $2.3 million for the September 2002 quarter.  Earnings per diluted share before discontinued operations for the September 2003 quarter were approximately $0.05, compared to earnings per diluted share of approximately $0.05 for the June 2003 quarter and a loss before discontinued operations and the cumulative effect of adoption of SFAS 143 of approximately $0.02 for the September 2002 quarter. Net income for the September 2003 quarter was impacted by an increase in income tax expense as the Company’s effective tax rate increased from the prior quarter.

During the September 2003 quarter, industry conditions improved modestly.  Pricing for well service equipment and drilling rigs remained constant.  Rig hours for the September 2003 quarter totaled approximately 618,400, representing a 2.8% increase over total rig hours of approximately 601,800 for the June 2003 quarter and a 12.2% increase over total rig hours of approximately 551,100 for the September 2002 quarter.

In late September and through October to date, activity has moderated in the U.S. land market in several of the Company’s operating regions, with several major and large independent producers having reduced production services spending. Total weekly rig hours are currently averaging approximately 46,300 per week compared to approximately 48,400 in August.  Our customers have indicated that if commodity prices remain near or above current levels they intend to moderately increase capital spending for production services in early-to-mid-2004.

In addition, the Company announced that it has received or expects to receive commitments from certain members of its current bank group to provide a new four-year $175 million revolving credit facility to replace the Company’s current $150 million revolver set to mature in July 2005. The new credit facility, which is expected to close in November, will feature a lower interest rate, an enhanced covenant package designed to accommodate the Company’s growth strategy and an extended term.  The Company intends to use this new facility to provide short-term working capital, letters of credit and flexibility to reduce/refinance higher cost debt, all at reduced interest rates relative to the current facility.

The Company completed the previously announced sale of its oil and natural gas properties during the September 2003 quarter.  As stated in the Company’s last conference call, these assets were not core to its production services focus.  The Company received net cash proceeds of approximately $7.2 million after repaying the Company’s volumetric production payment and related costs.  As a result of the sale, the Company will treat its oil and natural gas production business as a discontinued operation for all periods and has recorded an after-tax charge to discontinued operations of approximately $7.4 million, or $0.06 per diluted share, during the September 2003 quarter.

Francis D. John, Chairman and CEO, stated, “While current activity levels have moderated, the Company is exceptionally well positioned and is in fact executing on its near-term and three-year stated objectives.  During the quarter and year to date, our strong cash flow after capital expenditures, supported by our strong maintenance base of business, has allowed us to continue to reduce debt, expand our rental tool and international operations, as well as launch our technology initiatives.  Specifically, earlier this month, we introduced our KeyViewTM system.  This system will allow Key to capture job site operating data that can create significant efficiency improvements for both Key and our customers as well as provide a safer work environment.  Further, the system provides Key an opportunity to capture additional revenue.  Thus far, we have commitments, or expressions of interest, for approximately 60 units and expect to have 250 units installed by the end of 2004.”

Mr. John continued, “We have seen significant strengthening in our international operations in Egypt and Argentina and are currently evaluating specific opportunities to expand our international presence.  Discussions are ongoing in Russia, Mexico and South America that, if successful, could allow Key to deploy idle rigs and related assets in these markets, resulting in increased revenue and margin contribution from international operations.  In addition, with our strong cash position, new bank facility and improved safety performance, we expect to see a substantial decrease in our fixed cost structure in 2004.  We plan to retire the $97 million of 14% notes currently outstanding on January 14, 2004, resulting in approximately $14 million of reduced annual interest expense from today’s run rate.  In addition, we expect that at current activity levels, operating costs should decrease between $5 and $10 million annually as a result of reduced insurance and workers compensation costs as well as improved operating efficiencies anticipated from our technology initiatives and preventive maintenance programs.”

Mr. John concluded, “As we have consistently stated, Key is committed to achieving its three stated objectives over the next two to three years which are as follows:  (1) reduce net debt to total capitalization to less than 25% through further debt reduction; (2) grow through our rental tool and international operations and through the introduction of technology; and (3) be in a position to implement a share repurchase and/or dividend program. Even if market conditions remain sluggish over the next several quarters, we are confident that we will meet these objectives.”

Key Energy Services, Inc. is the world’s largest rig-based, onshore well service company and owns and/or operates approximately 1,498 well service rigs, 2,448 oilfield service vehicles, as well as 76 drilling rigs.  The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services  and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina, Egypt and Canada.

Certain comments contained in this news release concerning the business outlook and anticipated financial results of the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that act.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  The forward-looking statements are based upon management’s expectations and beliefs and, although these statements are based upon reasonable assumptions, there can be no assurances that the financial results or components will be as estimated.  The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands, except per share data)	2003	2002	2003	2002
REVENUES:
Well servicing	$224,251	$185,967	$643,379	$494,452
Contract drilling	18,819	14,399	51,925	41,491
Other	312	50	(174)	1,093
TOTAL REVENUES	243,382	200,416	695,130	537,036
COSTS AND EXPENSES:
Well servicing	154,565	131,630	455,645	365,953
Contract drilling	13,676	10,517	38,013	31,970
Depreciation, depletion and amortization	25,898	24,962	75,960	64,143
General and administrative	24,974	25,808	70,248	56,103
Interest	12,726	11,262	35,940	31,548
Foreign currency transaction gain, Argentina	—	—	—	(401)
(Gain) loss on retirement of debt	—	(10)	(16)	8,447
TOTAL COSTS AND EXPENSES	231,839	204,169	675,790	557,763
Income (loss) before income taxes	11,543	(3,753)	19,340	(20,727)
Income tax (expense) benefit	(5,204)	1,426	(8,152)	8,251
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS	6,339	(2,327)	11,188	(12,476)
Discontinued operations including loss on sale of $7,804, net of tax	(7,396)	(310)	(7,866)	(650)
Cumulative effect on prior years of a change in accounting principle, net of tax	—	(2,873)	—	(2,873)
NET INCOME (LOSS)	$(1,057)	$(5,510)	$3,322	$(15,999)

EARNINGS (LOSS) PER SHARE:
Net income (loss) before discontinued operations and cumulative effect of a change in accounting principle, net of tax:
Basic	$0.05	$(0.02)	$0.09	$(0.11)
Diluted	$0.05	$(0.02)	$0.09	$(0.11)
Discontinued operations
Basic	$(0.06)	—	$(0.06)	$(0.01)
Diluted	$(0.06)	—	$(0.06)	$(0.01)
Cumulative effect
Basic	—	$(0.02)	—	$(0.03)
Diluted	—	$(0.02)	—	$(0.03)
Net income (loss)
Basic	$(0.01)	$(0.04)	$0.03	$(0.15)
Diluted	$(0.01)	$(0.04)	$0.03	$(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	129,744	122,475	129,095	113,668
Diluted	131,433	122,475	130,987	113,668

Additional Selected Financial and Operating Data (Unaudited)

	As of and for the Three Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002

Rig Hours:
Daylight rigs	474,830	468,858	446,834
24-hour rigs	90,124	80,646	61,179
Drilling rigs	53,450	52,272	43,094

Trucking Hours:	755,816	729,410	638,350

Selected Balance Sheet Data (dollars in thousands):
Cash and cash equivalents	$89,427	$72,664	$3,828
Total assets	$1,567,601	$1,587,459	$1,491,190
Net funded debt	$467,748	$486,036	$500,624
Total capitalization	$1,186,117	$1,204,526	$1,192,735
Net funded debt / total capitalization (1)	39.4%	40.4%	42.0%
Capital expenditures	$21,834	$23,636	$16,553

(1) A reconciliation of  Net Funded Debt to Total Capitalization to its most directly comparable GAAP measure is presented at the end of this Current Report on Form 8-K.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES

In compliance with Regulation G, set forth below is a reconciliation of the non-GAAP financial measures presented in this Current Report on Form 8-K to their most directly comparable financial measures calculated in accordance with GAAP.

Adjusted EBITDA:  Adjusted EBITDA is a non-GAAP financial measure that represents the Company’s earnings before interest expense, taxes, depreciation, depletion and amortization, bad debt expense, (gains) losses on retirement of debt, foreign currency transaction (gains) losses, discontinued operations and cumulative effect for the period indicated.  Management considers Adjusted EBITDA to be a measure of both performance and liquidity.  In addition, management believes that Adjusted EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates certain financing decisions.  However, Adjusted EBITDA should not be considered as an alternative to GAAP measures of performance, such as net income or cash flow.  The term “GAAP” refers to generally accepted accounting principles.

	Quarter Ended
(Thousands)	September 30, 2003	June 30, 2003	September 30, 2002

Reconciliation of Adjusted EBITDA to Net Cash Flows from Operating Activities:
Net cash provided by operating activities	$24,707	$40,139	$7,877
Interest expense, net of amortization of deferred costs	11,834	11,333	10,295
Current income tax expense (benefit)	(95)	321	0
Loss on sales of fixed assets	250	(235)	(145)
Discontinued operations, net of tax	7,193	(285)	(340)
Increase in accounts receivable, net of bad debt expense	2,707	11,369	2,247
Increase (decrease) in other current assets	165	736	(5,035)
(Increase) decrease in current liabilities, excluding current portion of long-term debt and capital lease obligations	1,443	(10,924)	21,246
Other assets and liabilities	2,603	(4,882)	(2,727)
Adjusted EBITDA	$50,807	$47,572	$33,418

Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(1,057)	$6,153	$(5,510)
Interest	12,726	12,166	11,262
Income tax expense (benefit)	5,204	3,638	(1,426)
Depreciation, depletion and amortization	25,898	25,075	24,962
Bad debt expense	640	343	957
Gain on retirement of debt	0	(14)	(10)
Discontinued operations, net of tax	7,396	211	310
Cumulative effect on prior years of a change in accounting principle, net of tax	—	—	2,873
Adjusted EBITDA	$50,807	$47,572	$33,418

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES

Adjusted EBITDA Margin: Adjusted EBITDA Margin is a non-GAAP financial measure that represents the Company’s earnings before interest expense, taxes, depreciation, depletion and amortization, bad debt expense, (gains) losses on retirement of debt, foreign currency transaction (gains) losses, discontinued operations and cumulative effect for the period indicated as a percentage of revenue.  Management considers Adjusted EBITDA Margin to be a measure of both performance and liquidity.

	Quarter Ended
(Thousands)	September 30, 2003	June 30, 2003	September 30, 2002

Reconciliation of Adjusted EBITDA Margin:
Adjusted EBITDA	$50,807	$47,572	$33,418
Total Revenues	$243,382	$237,987	$200,416
Adjusted EBITDA Margin	20.9%	20.0%	16.7%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES

Net Funded Debt to Total Capitalization: Net Funded Debt to Total Capitalization is a non-GAAP financial measure that represents total debt (including capital leases) less cash and cash equivalents over total capitalization, which consists of total debt (including capital leases) less cash and cash equivalents plus stockholders’ equity.   Management considers net funded debt to total capitalization to be a measure of liquidity and believes that it is a more useful measure than total debt to total capitalization since the cash on hand can be used to retire outstanding debt.

	As of and for the Three Months Ended
(Thousands)	September 30, 2003	June 30, 2003	September 30, 2002

Net funded debt:
Total debt (including capital leases)	$557,175	$558,700	$504,452
Less: Cash and cash equivalents	89,427	72,664	3,828
Net funded debt	$467,748	$486,036	$500,624
Total capitalization:
Net funded debt	$467,748	$486,036	$500,624
Stockholders’ equity	718,369	718,490	692,111
Total capitalization	$1,186,117	$1,204,526	$1,192,735
Net funded debt to total capitalization	39.4%	40.4%	42.0%

The information contained in this Form 8-K (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 29, 2003	KEY ENERGY SERVICES, INC.

	By:	/s/ Francis D. John
Francis D. John, President and Chief Executive Officer